                                      [LOGO]

                                 TENNANT COMPANY

                                    NOTICE OF

                         ANNUAL MEETING OF SHAREHOLDERS

                                   MAY 4, 2000

TO OUR SHAREHOLDERS:

     The Annual Meeting of Shareholders of Tennant Company will be held at the corporate headquarters of Tennant Company, 701 North Lilac Drive, Minneapolis, Minnesota, on Thursday, May 4, 2000, at 10:30 a.m., Central Daylight Time, for the following purposes:

     (1) To elect directors for a three-year term;

     (2) To ratify the appointment of KPMG LLP as independent auditors of the Company; and

     (3) To act upon any other business that may properly come before the meeting.

     Only holders of Common Stock of record at the close of business on March 6, 2000, will be entitled to vote at the meeting or any adjournment thereof.

     You are cordially invited to attend the meeting. Whether or not you plan to come to the meeting, please sign, date and return your Proxy in the reply envelope provided. Your cooperation in promptly signing and returning your Proxy will help avoid further solicitation expense.

March 31, 2000                               James J. Seifert, Secretary



                                 TENNANT COMPANY

                          E S T A B L I S H E D   1 8 7 0

           701 N. LILAC DRIVE, P.O. BOX 1452, MINNEAPOLIS, MINN. 55440


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                                     [LOGO]

                                 TENNANT COMPANY
                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by Tennant Company (the "Company"), on behalf of its Board of Directors, of Proxies for the Annual Meeting of Shareholders to be held Thursday, May 4, 2000, and any adjournment thereof. Stock represented by Proxies will be voted as follows: where specification is made in the Proxy, the stock will be voted in accordance therewith. Where no specification is made in the Proxy, the stock will be voted for all proposals. Proxies may be revoked at any time before being voted by giving written notice of revocation at the mailing address noted or at the meeting or by a later-dated Proxy delivered to an officer of the Company. Personal attendance and voting in person does not revoke a written Proxy.

     There were outstanding on March 6, 2000, the record date for shareholders entitled to vote at the meeting, 9,039,092 shares of Common Stock, each entitled to one vote.

     Expenses in connection with the solicitation of Proxies will be paid by the Company. Solicitation of Proxies will be principally by mail. In addition, several of the officers or employees of the Company may solicit Proxies, either personally or by telephone, or by special letter, from some of the shareholders. The Company also will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send Proxies and proxy material to their principals, and will reimburse them for their expenses in so doing.

     The mailing address of the principal executive office of the Company is 701 North Lilac Drive, P.O. Box 1452, Minneapolis, Minnesota 55440. This Proxy Statement and form of Proxy enclosed are being mailed to shareholders commencing March 31, 2000.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of February 29, 2000, certain information with respect to all shareholders known to the Company to have been beneficial owners of more than 5% of its Common Stock, and information with respect to the Company's Common Stock beneficially owned by directors (and director nominees) of the Company, the executive officers of the Company included in the Summary Compensation Table set forth under the caption "Executive Compensation" below and all directors and executive officers of the Company as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the Common Stock owned by them.


NAME AND ADDRESS                                  AMOUNT AND NATURE OF                            PERCENT OF
OF BENEFICIAL OWNER                               BENEFICIAL OWNERSHIP                           COMMON STOCK
-------------------                               --------------------                           ------------
U.S. Bank National Association(1)                 862,166 shares(2)                                  9.5%
Minneapolis, MN
                                                  U.S. Bank National Association
                                                  has sole voting authority for
                                                  600 shares, shared voting
                                                  authority for 861,566(2)
                                                  shares, sole investment
                                                  authority for 600 shares, and
                                                  shared investment authority
                                                  for 861,566(2) shares.

Trimark Financial Corporation(1)                  836,700 shares                                     9.3%
Toronto, Ontario

Mackenzie Financial Corporation(1)                636,000 shares                                     7.0%
Toronto, Ontario

U.S. Bank National Association(3)                 567,960 shares                                     6.3%
Minneapolis, MN

Roger L. Hale                                     475,639 shares(4)(5)                               5.2%

Janet M. Dolan                                    87,538 shares(5)(6)                                 *

James H. Moar                                     19,646 shares(5)(7)                                 *

Thomas J. Vander Bie                              28,441 shares(8)                                    *

Keith D. Payden                                   31,777 shares(5)(9)                                 *

John T. Pain III                                  12,867 shares(5)(10)                                *

Andrew P. Czajkowski                              10,979 shares(11)                                   *

David C. Cox                                      10,887 shares(12)                                   *

William I. Miller                                 9,827 shares(13)                                    *

Arthur D. Collins, Jr.                            8,754 shares(14)                                    *

Edwin L. Russell                                  6,068 shares(15)                                    *

Pamela K. Knous                                   3,846 shares(16)                                    *

Frank L. Sims                                     2,468 shares                                        *

All directors and executive officers as a         462,076 shares(5)(17)                              5.0%
group (16 persons)


 * An asterisk in the column listing the percentage of shares beneficially owned indicates the person owns less than 1% of total.

(1) The information set forth above as to the Amount and Nature of Beneficial Ownership is based upon Schedule 13G statements filed with the Securities and Exchange Commission reflecting beneficial ownership as of December 31, 1999.

(2) This number includes 541,138 shares held in the "unallocated" account, as of December 31, 1999, of the Tennant Company Profit Sharing and Employee Stock Ownership Plan and Trust, as to which U.S. Bank National Association acts as trustee. The number of "allocated" shares held in such trust (1,124,813 shares as of December 31, 1999) is not included in this number. The Securities and Exchange Commission has taken the position, with respect to similar plans, that the plan trustee is the beneficial owner of shares held in an unallocated reserve pending allocation to participants' accounts. The plan trustee disclaims that it or the Trust is the beneficial owner of shares held in the unallocated account.

(3)  All shares are being held in trust for the Pennock family.

(4) Of these shares, Mr. Hale has an interest in 144,074 shares in a trust established under the will of his mother, of which he is a beneficiary. Includes 23,394 shares owned by or held in trust for members of his family, in which he disclaims any beneficial ownership. Also includes 116,700 shares covered by currently exercisable options granted to Mr. Hale.

(5) Includes shares allocated to the individual or group under the Tennant Company Profit Sharing and Employee Stock Ownership Plan.

(6) Includes 57,153 shares covered by currently exercisable options granted to Ms. Dolan.

(7) Includes 17,765 shares covered by currently exercisable options granted to Mr. Moar.

(8) Includes 12,725 shares covered by currently exercisable options granted to Mr. Vander Bie.

(9) Includes 15,533 shares covered by currently exercisable options granted to Mr. Payden.

(10) Includes 9,273 shares covered by currently exercisable options granted to Mr. Pain.

(11) Includes 2,250 shares covered by currently exercisable options granted to Mr. Czajkowski.

(12) Includes 2,250 shares covered by currently exercisable options granted to Mr. Cox.

(13) Includes 2,250 shares covered by currently exercisable options granted to Mr. Miller.

(14) Includes 2,250 shares covered by currently exercisable options granted to Mr. Collins.

(15) Includes 1,500 shares covered by currently exercisable options granted to Mr. Russell.

(16) Includes 500 shares covered by currently exercisable options granted to Ms. Knous.

(17) Of these shares, 2,108 shares are held in the name of the wife of an executive officer, and 143,777 shares are held in trusts for various family members, in which such officer disclaims beneficial ownership. Includes 141,074 shares covered by currently exercisable options granted to nine executive officers of the Company.

                                    DIRECTORS

ELECTION OF DIRECTORS

     Pursuant to the Restated Articles of Incorporation of the Company, directors are elected for staggered terms of three years, with approximately one-third of the directors to be elected each year.

     At the Annual Meeting, three directors are to be elected. The Board of Directors has designated David C. Cox, William I. Miller, and Edwin L. Russell as nominees for election to serve three-year terms ending at the time of the Annual Meeting in 2003 and until their successors are elected and have qualified. The nominees have indicated a willingness to serve, but in case any of the nominees is not a candidate at the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote in favor of the other nominees named and to vote for a substitute nominee in their discretion.

     The affirmative vote of a majority of the outstanding shares of Common Stock present and entitled to vote in person or by proxy on the election of directors is necessary to elect each nominee. For this purpose, a shareholder voting through a Proxy who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect a negative vote; but a shareholder (including a broker) who does not give authority to a Proxy to vote, or withholds authority to vote, on the election of directors shall not be considered present or entitled to vote on the election of directors.

     The following information is furnished with respect to each nominee for election as a director and for each director whose current term of office will continue after the meeting:

NOMINEES FOR ELECTION FOR TERMS EXPIRING IN 2003 (CLASS II DIRECTORS):

                   DAVID C. COX, 62                      Director Since 1991
[PHOTO]
                   Mr. Cox retired in March 1998 as President and Chief Executive Officer of Cowles Media
                   Company, in which capacity he had served since 1985. Mr. Cox joined Cowles Media in
                   1982 and served as Executive Vice President,
                   Chief Operating Officer, Treasurer and
                   Corporate Secretary prior to being named as President in 1984. Mr. Cox also serves as a director of National Computer Systems, Inc.
                   and ReliaStar Financial Corp. His community activities include serving as a director of United Way of Minneapolis and a Trustee of the Nature Conservancy of Minnesota. Mr. Cox serves as Chair of the Board Affairs
                   Committee and as a member of the Executive
                   Committee and the Executive Compensation
                   Committee.

                   WILLIAM I. MILLER, 43                 Director Since 1994
[PHOTO]
                   Mr. Miller became Chairman in 1990 and has been a director since 1985 of Irwin
                   Financial Corporation, a publicly traded diversified financial services company. He was President of Irwin Management Company, a family investment management company, from
                   1984 to 1990. Mr. Miller continues to serve as Chairman of the Board of Irwin Management
                   Company and as Chairman of the Board of
                   Tipton Lakes Company, a real estate
                   development firm. Mr. Miller also serves as a director of Cummins Engine Company, Inc.
                   He is a director or trustee of three mutual funds, the New Perspective Fund, Inc., the
                   EuroPacific Growth Fund and the New World
                   Fund. Mr. Miller also is a Trustee of The
                   Taft School and a director of Public Radio
                   International. Mr. Miller serves as a member of the Executive Committee and the Executive
                   Compensation Committee.

                   EDWIN L. RUSSELL, 55                  Director Since 1997
[PHOTO]
                   Mr. Russell has served as Chairman,
                   President and Chief Executive Officer since
                   1996 of Minnesota Power, Inc., a
                   multi-services company with holdings in
                   automotive, water, investments, and electric businesses. Mr. Russell joined Minnesota
                   Power, Inc. as President in 1995. Mr.
                   Russell was previously Group Vice President of J. M. Huber Corporation, a broadly diversified manufacturing and natural resources company. Mr. Russell also serves as a director for Minnesota Power, Minnesota
                   Public Radio, Edison Electric Institute,
                   Duluth's Great Lakes Aquarium at Lake
                   Superior Center, and United Way of Greater
                   Duluth, Inc. Mr. Russell serves as a member of the Audit Committee and the Executive
                   Compensation Committee.

DIRECTORS WHOSE TERMS EXPIRE IN 2001 (CLASS III DIRECTORS):

                   ARTHUR D. COLLINS, JR., 52            Director since 1995
[PHOTO]
                   Mr. Collins is President and Chief Operating
                   Officer of Medtronic, Inc., a leading
                   medical device company. Mr. Collins joined
                   Medtronic in 1992. He was elected to his present position in 1996 and previously served as Chief Operating Officer, Corporate
                   Executive Vice President, and President of
                   Medtronic International. Prior to joining
                   Medtronic, Mr. Collins served in a number of senior executive positions with Abbott
                   Laboratories from 1978 through 1992, most recently as Corporate Vice President responsible for worldwide diagnostic business units. He serves as a director of Cargill, Incorporated, Medtronic, Inc., and
                   U.S. Bancorp. He is also a member of the Board of Overseers of the Wharton School at the University of Pennsylvania and on numerous civic organizations, including the
                   Walker Art Center. Mr. Collins serves as
                   Chair of the Executive Compensation
                   Committee and as a member of the Board
                   Affairs Committee.

                   ANDREW P. CZAJKOWSKI, 64              Director Since 1992
[PHOTO]
                   Mr. Czajkowski retired in December 1999 as
                   Chief Executive Officer of Blue Cross and
                   Blue Shield of Minnesota and Aware
                   Integrated Inc., a non-profit holding
                   company. Mr. Czajkowski was a founder,
                   President and Chair of the Minnesota
                   Comprehensive Health Association, the
                   state-administered risk pool for those
                   individuals unable to afford private health coverage. He served as Chairman of the Board for Blue Cross and Blue Shield Association from 1991 through 1994. Mr. Czajkowski serves as Chair of the Audit Committee and as a member of the Board Affairs Committee and the Executive Committee.

                   PAMELA K. KNOUS, 46                   Director Since 1998
[PHOTO]
                   Ms. Knous has served as Executive Vice
                   President and Chief Financial Officer of
                   SUPERVALU INC., a leading food distribution business, since September 1997. Before joining SUPERVALU, Ms. Knous served in a number of senior executive positions with The Vons Companies, Inc., a regional food distributor, from 1991 to 1997, most recently as Executive Vice President, Chief
                   Financial Officer and Treasurer. Ms. Knous was employed by the accounting firm of KPMG
                   LLP for 14 years prior to assuming her
                   position at Vons. Ms. Knous also serves as a director of the Minnesota Orchestral
                   Association. Ms. Knous serves as a member of the Audit Committee.

DIRECTORS WHOSE TERMS EXPIRE IN 2002 (CLASS I DIRECTORS):

                   JANET M. DOLAN, 50                    Director Since 1998
[PHOTO]
                   Ms. Dolan has been President of the Company since April 1998 and was elected as Chief
                   Executive Officer in April 1999. She previously served as Chief Operating Officer from April 1998 to April 1999, Executive Vice President from
                   September 1996 to April 1998 and as Senior Vice
                   President and General Counsel from December 1994 to September 1996. Ms. Dolan has served in a number of senior executive positions with the Company from 1986 to 1996. Ms. Dolan also serves as a director of Donaldson Company, Inc. and as a Trustee of the William Mitchell College of Law. Ms. Dolan serves as Chair of the Executive Committee.

                   FRANK L. SIMS, 49                     Director Since 1999
[PHOTO]
                   Mr. Sims serves as President of Cargill's Ag
                   Producer Services Unit and is a member of the Management Operating Committee. Mr. Sims joined Cargill in 1972 and has served in a number of executive positions. Mr. Sims is immediate past Chairman of the Board of the North American Export Grain Association. He is also a member of the Chicago Board of Trade, Agriculture Future of America, and the Minneapolis Medical Research Foundation.
                   He is a Trustee of the United Theological
                   Seminary and serves as a director of Ault, Inc. Mr. Sims serves as a member of the Audit Committee and the Executive
                   Compensation Committee.

     Delbert W. Johnson, formerly a Class I Director, announced his retirement from the Board of Directors effective February 11, 2000. The Company will be seeking a replacement director.

     The Board of Directors has an Audit Committee composed of Mr. Czajkowski, Ms. Knous, Mr. Russell, and Mr. Sims, who joined the Company's Board in August 1999. The Committee met on five occasions during 1999. The primary function of the Audit Committee is to assist the Board in fulfilling its fiduciary responsibilities relating to the Company's internal control procedures and accounting, financial and reporting practices.

     The Board has an Executive Compensation Committee composed of Mr. Collins, Mr. Cox, Mr. Miller, Mr. Russell, and Mr. Sims, which met on four occasions during 1999. The primary function of the Executive Compensation Committee is to review and develop executive compensation plans of the Company and determine the compensation of officers.

     The Board has designated an Executive Committee composed of Mr. Cox, Mr. Czajkowski, Ms. Dolan, and Mr. Miller, which met once during 1999. The primary function of the Executive Committee is to exercise the authority of the Board of Directors and the management of the business of the Company in the intervals between meetings of the Board of Directors.

     The Board has designated a Board Affairs Committee composed of Mr. Cox, Mr. Collins, and Mr. Czajkowski, which met on three occasions in 1999. The primary function of the Board Affairs Committee is to set Board compensation and recommend nominees for election to the Board. Shareholders who wish to suggest qualified candidates to the Committee should write to James J. Seifert, Secretary of the Company, at 701 North Lilac Drive, P.O. Box 1452, Minneapolis, Minnesota 55440, stating in detail the candidate's qualifications for consideration by the Committee. If a shareholder wishes to nominate a director other than a person nominated by or on behalf of the Board of Directors, he or she must comply with certain procedures set out in the Company's Restated Articles of Incorporation. Under the Company's Restated Articles of Incorporation, no person (other than a person nominated by or on behalf of the Board of Directors) shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request that his or her name be placed in nomination is received from a shareholder of record by the Secretary of the Company not less than 75 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director.

     During 1999, the Board of Directors met on five occasions. All incumbent directors attended more than 75% of the aggregate numbers of meetings of the Board and of committees on which they served during 1999, except for Mr. Czajkowski and Mr. Russell who each attended more than 70 percent of the total meetings held.

COMPENSATION OF DIRECTORS

     Non-employee directors are compensated solely with Restricted Stock and stock options. Pursuant to the Tennant Company Restricted Stock Plan for Non-employee Directors (the "Director Plan"), non-employee directors are entitled to an annual retainer and attendance fees payable in the form of Restricted Stock issued once every three Board Years (as defined in the Director Plan). With respect to the annual retainer, the Director Plan provides for the issuance of Restricted Stock in an amount equal to 1.5 times the designated annual retainer for the Board Year then commencing and the next two succeeding Board Years, based on the then Fair Market Value (as defined in the Director Plan) of such Restricted Stock. For the three Board years commencing January 1, 1999, this equated to a retainer of $63,000, which is $14,000 per year (the amount of the annual retainer at that time) times three years times 1.5. With respect to attendance fees for the three Board years commencing January 1, 1999, a standard number of meetings for directors was set at fourteen per year (Board and committee meetings) at a designated amount of $750 per meeting. Fourteen times $750 equals $10,500 each year or $31,500 for three years. The total value of the Restricted Stock Grant for the three years commencing January 1, 1999, was therefore $94,500 ($63,000 for the retainer plus $31,500 for meeting fees). On May 7, 1999, each non-employee director was issued 2,700 shares of Restricted Stock, based on a Fair Market Value of $35.00 per share. Under the Director Plan, non-employee directors who were elected or appointed to the Board on a date other than a regular issue date would receive a prorated number of Restricted Shares and stock options.

     The Director Plan provides that the restrictions on the Restricted Stock will lapse only upon the first to occur of (a) the death of the director, (b) the disability of the director preventing continued service on the Board, (c) retirement of the director from the Board in accordance with any policy on retirement of Board members then in effect, (d) the termination of service as a director by reason of resignation at the request of the Board, the director's failure to have been nominated for reelection to the Board or to have been re-elected by the shareholders, or the director's removal by the shareholders, or (e) a change in control of the Company (as defined in the Director Plan). In no event will the restrictions lapse prior to six months after the date of issuance. Upon the occurrence of an event causing the restrictions to lapse, Restricted Stock issued to the director in payment of the retainer for Board Years commencing following the occurrence of the event is forfeited and returned to the Company.

     Pursuant to the Tennant Company Non-employee Director Stock Option Plan, each non-employee director received an option grant for 2,000 shares at Fair Market Value of $35.00 per share on May 10, 1999. Each non-employee director will receive an option grant for 2,000 shares at Fair Market Value on May 4, 2000.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     OVERVIEW AND PHILOSOPHY. The Executive Compensation Committee of the Board of Directors is composed entirely of outside directors and is responsible for reviewing and developing executive compensation plans of the Company. In addition, the Executive Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

     The objectives of the Company's executive compensation program are to:

          - Motivate executives to achieve corporate goals by placing a significant portion of pay at risk.

          - Provide a strong link between the Company's short- and long-term goals and executive compensation.

          - Provide competitive total compensation in order to attract and retain high-caliber key executives critical to the long-term success of the Company.

          - Align the executives' interests with those of the shareholders by providing a significant portion of compensation in Company Common Stock.

     The executive compensation program is intended to provide an overall level of compensation opportunity that is competitive with other U.S. durable goods manufacturing companies. To determine competitiveness, the Committee annually uses sales volume adjusted data from a top-management compensation survey. This data is verified every three to four years through the use of an outside consultant which compares all aspects of the Company's executive compensation with that of other similar companies. Actual compensation levels may be greater or less than average competitive levels depending on annual and long-term Company performance, individual performance against goals set at the beginning of the year, and scope of responsibilities as compared to a similar position within the surveys. The Executive Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment by external, internal or individual circumstances.

     The Company currently has a general policy with respect to the limit under Internal Revenue Code Section 162(m) on the deductibility of the qualifying compensation paid to its executives. Certain of the Company's compensation plans should qualify for exemption from the deduction limitations under this Section.

     EXECUTIVE COMPENSATION PROGRAM. The Company's executive compensation program is comprised of base salary, annual cash incentive compensation and long-term incentive compensation in the form of cash-based awards, stock awards, Restricted Stock grants, and stock options. The long-term plans have a significant portion of their payout in Company Common Stock. In addition, executives receive various benefits, including medical and retirement plans, generally available to employees of the Company.

     BASE SALARY. Base salary levels for the Company's executives are competitively set relative to the average of other U.S. durable goods manufacturing companies of similar size. In determining salaries, the Executive Compensation Committee also takes into account individual experience, performance, and scope of responsibility, although no particular weight is given to any one factor.

     ANNUAL CASH INCENTIVE COMPENSATION. The purpose of the annual cash incentive program is to provide a direct financial incentive in the form of annual cash incentives to executives to achieve their business units' and/or the Company's annual goals. Target incentive awards are set at a level consistent with the averages of other U.S. durable goods manufacturers, after adjusting for sales volume. In fiscal 1999, the following performance measures were generally used: Company economic profit; company or business unit sales growth; business unit gross profit; and business unit operating income. Economic profit is based on the Company's net operating profit after taxes less a charge for assets used in the business. Executives can earn incentive compensation based on the level of economic profit in the current year. A one-time program was instituted in 1999 whereby Tennant executives could elect to take all or part of their annual incentive in stock options in lieu of cash. The executive was issued an option to purchase Company common stock with a value of three dollars for every one dollar of incentive amount that was exchanged. The exercise price of those options was the Fair Market Value on the date of issue. This provides the Company's executives with an opportunity to increase their future ownership in Tennant.

     STOCK INCENTIVE PLANS. The stock incentive plans are the Company's long-term incentive plans for executive officers and key managers. The objectives of the program are to align executive and shareholder long-term interests by creating a direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant, long-term ownership position in the Company's Common Stock. In order to better define for executives the minimum amount of stock that should be held, the Executive Compensation Committee established in 1993 executive stock holding guidelines. These guidelines, which were revised late in 1997, identify the amount of stock (restricted and unrestricted) each executive should hold as a multiple of his or her base pay. The current guidelines are: CEO - 6 times base salary and Vice Presidents - 3 times base salary. Each year, the Committee reviews the progress of each executive towards those goals.

     The Executive Compensation Committee annually grants a variety of stock-based awards under the Company's stock incentive plans. The amount of the awards increases as a function of higher salary and position in the Company. The award amounts, as a percent of base salary, are reviewed and adjusted, as necessary, every three to four years to ensure their competitiveness. The last review, conducted in 1999, showed that the Company's executive pay was competitive.

     During 1999, the following types of awards were granted:

          -    Management Incentive Plan

               Awards earned under this plan are placed in a bank and are paid out 1/3 per year.

          -    Restricted Stock

               These grants vest 100% at the end of the restriction period.

          -    Stock Options and Stock Appreciation Rights

               These options and rights permit executives to purchase Company stock during a ten-year period at the price in effect at the beginning of that period.

     CHIEF EXECUTIVE OFFICER COMPENSATION. Ms. Dolan's fiscal 1999 base salary and incentive award were determined by the Executive Compensation Committee in accordance with the methodology described above.

     Base Salary - Ms. Dolan's total base salary for fiscal 1999 was
                   $327,500. This amount approximates the market average for durable goods manufacturing companies of similar size.

     Annual Incentive - For fiscal 1999, Ms. Dolan has elected stock options in lieu of cash. Accordingly, options for 18,096 shares were awarded to Ms. Dolan.

     Long-Term Performance Grants - Ms. Dolan received in 1999 a Management
                                    Incentive Plan award equal to 50% of her total base salary and a Restricted Stock grant equal to approximately 10% of her total base salary. She also received a stock option grant equal to 7 times her total base salary which covers 1999, 2000, and 2001.

Mr. Hale retired as Chief Executive Officer on April 5, 1999. Mr. Hale's 1999 compensation consisted of $121,276 in base salary and an annual incentive award of $66,881.

     Arthur D. Collins, Chairman                    Edwin L. Russell
            David C. Cox                             Frank L. Sims
          William I. Miller

          Members of the Executive Compensation Committee

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company (the "named executive officers").


                                                                                  LONG-TERM COMPENSATION
                                                                       ----------------------------------------------
                                              ANNUAL COMPENSATION                 AWARDS                 PAYOUTS
------------------------------- -------------------------------------- ------------------------------ --------------- -------------
                                                                         RESTRICTED                                    ALL OTHER
           NAME AND                                                        STOCK                          LTIP          COMPEN-
      PRINCIPAL POSITION          YEAR      SALARY(1)      BONUS(2)     AWARD(S)(3)     OPTIONS(4)     PAYOUTS(5)      SATION(6)
                                               ($)           ($)            ($)             (#)            ($)            ($)
------------------------------- ---------- ------------- ------------- --------------- -------------- -------------- --------------
Roger L. Hale                     1999       121,276        341,265             0         26,700         1,376,459(7)     6,566
Former President and              1998       463,697        274,384        46,538         48,793           771,249       29,806
Chief Executive Officer           1997       327,132        202,805        42,319         59,407           521,324       23,538

Janet M. Dolan                    1999       327,500         38,415        35,000         95,073           185,958       17,599
President and                     1998       288,003        166,358        28,288         21,696           218,388       18,463
Chief Executive Officer           1997       256,584        130,437        26,349         19,046           120,315       16,530

James H. Moar(8)                  1999       268,763         13,939        27,520         25,665                 0        9,072
Chief Operating Officer           1998       117,466         55,756        11,789         11,000                 0            0

Thomas J. Vander Bie              1999       210,964         86,664        21,120          9,650            86,079            0
Senior Vice President,            1998       198,596         91,529        20,367          6,711           101,807            0
NA Commercial Sales               1997       189,816         86,376       115,747          6,964            75,137            0

Keith D. Payden                   1999       191,330         44,667        19,120         10,343           111,990       32,667
Chief Information Officer         1998       191,326         79,274        19,199          6,437           133,094       34,112
                                  1997       176,853         76,748        18,003          6,873           128,280       30,965

John T. Pain III                  1999       178,200          7,770        17,840         11,473            12,063       11,262
Vice President, Chief             1998       136,251         53,126         5,693          1,900            16,761        7,079
Financial Officer and             1997       107,652          7,508             0            250            10,581        4,497
Treasurer


(1) A deferral plan is provided for Tennant executives which allows them to defer a portion of their salary. In 1997, the deferral was in the form of a performance share grant and, therefore, the amounts shown in the above table for such year do not include these deferral amounts. For 1998, a new plan was put into place which provides for a cash deferral in lieu of such performance shares. As a result, the amounts shown in the above table for 1998 and 1999 include the deferral.

     Under the new plan, executives may elect to defer up to 25% of their current year salary. Payout is made in cash within ten years of termination of employment. Interest is paid on these deferred amounts at a rate set annually by the Executive Compensation Committee. For 2000, the interest rate has been set at 7% of the amounts deferred. Of the total 1999 salaries shown in the table, the following deferral has been made: Mr. Payden, $19,130.

(2) Amounts represent Management Incentive Plan payouts and any 1999 annual incentive amounts that were not exchanged for stock options under a one-time program in 1999 whereby executives could take all or part of their annual incentive in stock options. The executive was issued an option to purchase Company common stock with a value of three dollars for every one dollar of incentive amount that was exchanged. The exercise price of those options was the Fair Market Value on the date of issue. The Management Incentive Plan amounts are as follows: Mr. Hale, $274,384; Ms. Dolan, $38,415; Mr. Moar, $13,939; Mr. Vander Bie, $8,006; Mr. Payden, $7,572; and
     Mr. Pain, $7,770. Amounts of annual incentive taken in cash are: Mr. Hale, $66,881; Mr. Vander Bie, $78,658; and Mr. Payden, $37,095. Amounts taken under the stock option program are reflected under the option column in table.

(3) The value of the Restricted Stock awards was determined by multiplying the fair market value of the Company's Common Stock on the date of grant by the number of shares awarded. As of December 31, 1999, and using the fair market value of the Company's Common Stock as of that date, the number and value of aggregate Restricted Stock award holdings were as follows: 0 shares ($0) by Mr. Hale; 875 shares ($28,656) by Ms. Dolan; 688 shares ($22,532) by Mr. Moar; 528 shares ($17,292) by Mr. Vander Bie; 478 shares ($15,655) by Mr. Payden; and 446 shares ($14,607) by Mr. Pain. These shares of Restricted Stock have a two-year vesting period, from respective dates of issuance. Dividends are paid on Restricted Stock awards at the same time and rate as paid to all shareholders.

(4) Amounts include Management Incentive Plan payouts that were taken in stock options under a one-time program in 1999 whereby executives could take all or part of their payout in stock options. The executive was issued an option to purchase Company common stock with a value of three dollars for every one dollar of incentive amount that was exchanged. The exercise price of those options was the Fair Market Value on the date of issue. The following incentive payouts were taken in stock options: Ms. Dolan, $193,778; Mr. Moar, $123,847; Mr. Payden, $37,095; and Mr. Pain, $78,950.

(5) Amounts represent the dollar value of Performance Shares paid out in each fiscal year. Performance Shares were paid in Common Stock on a share-for-share basis with respect to a minimum of 50% of the Performance Shares earned (valued, for this purpose, as of December 31 of the respective years of payment), and the balance was paid in cash. Participants may elect to defer such payouts, and if so elected, payout is made, in cash, within ten years of termination of employment. Interest is paid on these deferred amounts at a rate set annually by the Executive Compensation Committee. For 2000, the interest rate has been set at 7% of the amounts deferred. Payments thus deferred are reported in the table for the year in which they would have been paid but for such deferral election. Of the total LTIP payouts set forth in the table, the following amounts were deferred: Mr. Hale, $1,376,459 and Mr. Payden, $111,990.

(6) Amounts represent payments under the Company's Profit Sharing and Employee Stock Ownership Plan and the Company's Excess Benefit Plan as follows: (a) Profit Sharing Contributions (up to 5% of certified earnings, the first 2% of which are contributed to participants' accounts through the allocation of Company Common Stock from the unallocated ESOP reserve, with the remainder (if any) of such contributions paid to the participants in cash) were paid as follows for 1997, 1998, and 1998, respectively: $8,941.34, $8,913.49, and $5,307.74 to Mr. Hale; $7,392.98, $6,717.21, and $9,039.35
     to Ms. Dolan; $0, $0, and $5,320.66 to Mr. Moar; $5,947.55, $5,293.87, and
     $6,174.34 to Mr. Payden; and $3,550.84, $4,665.96, and $6,080.60 to Mr.
     Pain; (b) employer Matching Contributions relating to employee Individual Shelter Contributions (Internal Revenue Code Section 401(k) contributions) were paid as follows for 1997, 1998, and 1999, respectively, through the allocation of Company Common Stock from the unallocated ESOP reserve:
     $2,240.00, $2,240.00, and $695.01 to Mr. Hale; $2,240.00, $2,240.00, and
     $1,310.00 to Ms. Dolan; $0, $0, and $1,274.15 to Mr. Moar; $2,240.00,
     $2,240.00 and $2,240.00 to Mr. Payden; and $945.91, $1,775.04, and
     $2,240.00 to Mr. Pain; (c) Profit Related Retirement Contributions were paid as follows for 1997, 1998, and 1999, respectively: $12,544.00, $13,520.00, and $12,409.60 to Mr. Payden; and (d) Excess Benefit Plan payments were made as follows for 1997, 1998, and 1999, respectively:
     $12,356.96, $18,652.66, and $563.15 to Mr. Hale; $6,896.82, $9,505.58, and
     $7,249.95 to Ms. Dolan; $0, $0, and $2,476.94 to Mr. Moar; $10,233.15,
     $13,057.80, and $11,842.90 to Mr. Payden; and, $0, $638.23, and $2,941.57
     to Mr. Pain.

(7) This represents a pro rata payout of Mr. Hale's outstanding Performance Share grants due to his April 5, 1999, retirement.

(8)  Mr. Moar was first appointed as an executive officer in mid-1998.

STOCK OPTION AWARDS IN LAST FISCAL YEAR

     The following table summarizes Stock Option awards made during the last fiscal year under the Tennant Company 1992, 1995, and 1999 Stock Incentive Plans (collectively, the "Plan") for the named executive officers.

                                                                                                       POTENTIAL REALIZABLE VALUE
                                                                                                        AT ASSUMED ANNUAL RATES
                                                                                                      OF STOCK PRICE APPRECIATION
                                                      % OF TOTAL                                          FOR THE OPTION TERM
                                                      GRANTED TO                                    --------------------------------
NAME                                     OPTIONS      EMPLOYEES        EXERCISE
                                         GRANTED       DURING           PRICE        EXPIRATION         5%(5)             10%(5)
                                           (#)       FISCAL YEAR      ($/SH)(4)         DATE             ($)               ($)
-------------------------------------- ----------- ----------------- ------------- --------------- ----------------- --------------
Roger L. Hale                              7,559(2)      2.6            35.1250       2/10/05            90,299           204,857
                                           5,075(2)      1.8            35.1250       2/21/06            72,569           169,118
                                           8,587(2)      3.0            35.1250       2/26/07           144,009           344,927
                                           5,479(2)      1.9            33.6250       2/21/06            75,001           174,783
                                        --------
                                          26,700

Janet M. Dolan                            32,000(1)     11.1            35.1250       2/24/09           706,878         1,791,367
                                           1,222(2)      0.4            35.1250       2/10/05            14,598            33,118
                                           1,252(2)      0.4            35.1250       2/21/06            17,903            41,721
                                             983(2)      0.3            35.1250       8/26/06            14,056            32,757
                                           3,498(2)      1.2            35.1250       2/26/07            58,664           140,510
                                          38,022(1)     13.2            34.8750        5/6/09           833,925         2,113,330
                                          18,096(3)      6.3            32.1250       2/24/10           365,598           926,497
                                          ------
                                          95,073

James H. Moar                             14,100(1)      4.9            35.1250       2/24/09           311,468           789,321
                                          11,565(3)      4.0            32.1250       2/24/10           233,650           592,116
                                          ------
                                          25,665

Thomas J. Vander Bie                       7,300(1)      2.5            35.1250       2/24/09           161,256           408,655
                                             691(2)      0.2            35.1250       2/10/05             8,255            18,727
                                             590(2)      0.2            35.1250       2/21/06             8,437            19,661
                                           1,069(2)      0.4            35.1250       2/26/07            17,928            42,940
                                           -----
                                           9,650

Keith D. Payden                            4,400(1)      1.5            35.1250       2/24/09            97,196           246,313
                                             729(2)      0.3            35.1250       2/10/05             8,709            19,757
                                             622(2)      0.2            35.1250       2/21/06             8,894            20,727
                                           1,128(2)      0.4            35.1250       2/26/07            18,917            45,310
                                           3,464(3)      1.2            32.1250       2/24/10            69,984           177,353
                                         -------
                                          10,343

John T. Pain III                           4,100(1)      1.4            35.1250       2/24/09            90,569           229,519
                                           7,373(3)      2.6            32.1250       2/24/10           148,958           377,490
                                         -------
                                          11,473

(1) All such options granted under the Plan are nonqualified options, and are exercisable 25% per year, on a cumulative basis, beginning one year after the date of the grant. Such options become immediately exercisable, however, upon (a) death, disability, or retirement of the holder, or (b) a change of control (defined as certain changes in the Company's Board of Directors, certain concentrations of voting power, certain mergers, sales of corporate assets, statutory share exchanges or similar transactions, or liquidation or dissolution of the Company). The holder is permitted to pay the exercise price and withholding taxes due upon exercise with either cash, shares of Common Stock, a reduction in the number of shares delivered to the holder, or a combination of these alternatives.

(2) Reload option grants contain the same features mentioned in footnote 1 except that they are immediately exercisable. Their exercise period is the remainder of the initial ten-year option period.

(3) These options were issued under a one-time program that was instituted in 1999 whereby executives could take all or part of their annual incentive in stock options. The executive was issued an option to purchase Company common stock with a value of three dollars for every one dollar of incentive amount that was exchanged. The exercise price of those options was the Fair Market Value on the date of issue. All such options contain the same features as mentioned in footnote 1 except that they are immediately exercisable.

(4) The exercise price of such options is not less than the Fair Market Value (as defined in the Plan) of a share of Common Stock at the time of grant.

(5) The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% and 10% set by the Securities and Exchange Commission, and therefore are not intended to represent either historical appreciation or anticipated future appreciation of the Company's Common Stock price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES(1)


                             SHARES                            NUMBER OF SECURITIES                 VALUE OF UNEXERCISED
                          ACQUIRED ON        VALUE            UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS AT
                            EXERCISE      REALIZED(2)     OPTIONS AT FISCAL YEAR-END (#)           FISCAL YEAR-END ($)(3)
                                                         -------------------------------          -----------------------------
NAME                          (#)             ($)         EXERCISABLE       UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
----------------------- ---------------- -------------- ----------------- ------------------ ----------------- ------------------
Roger L. Hale                9,427       327,969           116,700                  0           216,337                  0

Janet M. Dolan               2,340        82,231            40,893             91,682            46,502             69,425

James H. Moar                    0             0            14,265             22,400             7,228                  0

Thomas J. Vander Bie           834        29,344             7,825             13,900            11,361             20,600

Keith D. Payden                835        29,344            11,353             10,780            13,574             20,400

John T. Pain III                 0             0             7,873              5,750             4,608                  0


(1)  Last fiscal year ended December 31, 1999.

(2) Value realized equals the number of shares exercised multiplied by the difference between market price and option price, before any provision for taxes.

(3) Market value of underlying securities at fiscal year-end minus the exercise price.

MANAGEMENT AGREEMENTS

     The Company is a party to management agreements (the "Agreements") with certain of the executive officers of the Company. The purpose of each of the Agreements is to encourage the executive (a) to continue to carry out his or her duties in the event of the possibility of a change in control of the Company, and (b) to remain in the service of the Company in order to facilitate an orderly transition in the event of an actual change in control of the Company.

     Under the terms of each of the Agreements, if, between the occurrence of a change in control of the Company and the three-year anniversary date of such occurrence, an executive's employment is involuntarily terminated (for any reason other than death, disability, or for cause), the executive will be entitled to receive severance compensation. If an executive resigns after certain changes in the executive's duties, compensation, benefits or work location, the executive shall be deemed to have been involuntarily terminated. Severance compensation is payable also if the termination occurs before the change of control but after steps to change control have been taken. Severance compensation consists of three times the executive's average annual taxable compensation during the five taxable years preceding the change in control plus the continuation of certain insurance benefits, minus $1.00, subject to reduction for payments under employee benefit plans of the Company contingent upon a change in control of the Company and for the amount of any other severance compensation paid by the Company to the executive under any other agreement of the Company providing compensation in the event of involuntary termination. As of the date of this Proxy Statement, the total severance compensation for Ms. Dolan would be $1,423,064; Mr. Moar, $937,678; Mr. Vander Bie, $1,111,941; Mr. Pain, $403,799, and Mr. Payden, $882,976. The Company also will reimburse an executive for legal fees and expenses incurred in resolving disputes under the Agreement.

TENNANT COMPANY DEFINED BENEFIT RETIREMENT PLAN

     The Tennant Company Defined Benefit Retirement Plan provides fixed retirement benefits for certain employees of the Company. Based upon certain assumptions, including continuation of the Retirement Plan as of January 1, 2000, without amendment, the following table shows the annual retirement benefits (including the additional retirement benefits described in the second sentence under "Tennant Company Excess Benefit Plan" below) which would be payable as a straight life annuity commencing at age 65 to persons at various salary levels after specified years of service.


                                                                  YEARS OF SERVICE

                                 ------------------------------------------------------------------------------------
           ANNUAL
        COMPENSATION                   10               15                20               25                30
        ------------             --------------    -------------     -------------    -------------     -------------
         $ 50,000                   $ 4,986           $ 7,479           $ 9,973         $ 12,466          $ 14,959
          100,000                    11,986            17,979            23,973           29,966            35,959
          150,000                    18,986            28,479            37,973           47,466            56,959
          200,000                    25,986            38,979            51,973           64,966            77,959
          250,000                    32,986            49,479            65,973           82,466            98,959
          300,000                    39,986            59,979            79,973           99,966           119,959
          350,000                    46,986            70,479            93,973          117,466           140,959
          400,000                    53,986            80,979           107,973          134,966           161,959
          450,000                    60,986            91,479           121,973          152,466           182,959
          500,000                    67,986           101,979           135,973          169,966           203,959
          550,000                    74,986           112,479           149,973          187,466           224,959
          600,000                    81,986           122,979           163,973          204,966           245,959
          650,000                    88,986           133,479           177,973          222,466           266,959


     Under the Retirement Plan, benefits are payable based upon a percentage of a participant's final average pay excluding bonus, overtime, or other special forms of remuneration. Currently under ERISA, as amended, the maximum annual amount that can be paid during 2000 to any individual is $130,000. Amounts in excess of that maximum as well as amounts based on compensation that is excluded from the Plan formula by ERISA or the terms of the Plan are covered under the Tennant Company Excess Benefit Plan. The years of credited service under the Retirement Plan for the named executive officers are: Mr. Hale 17.33333 years, Mr. Pain 16 years, Ms. Dolan 13 years, and Mr. Moar 2 years. Mr. Hale retired April 6, 1999. The final average pay used by the Plan for the purpose of his calculation was $632,587. If Mr. Pain, Ms. Dolan, or Mr. Moar were to retire currently, the final average pay used by the Plan to determine benefits payable pursuant to the above table as of December 31, 1999, would be $134,790 for Mr. Pain, $346,781 for Ms. Dolan, and $298,815 for Mr. Moar.

     The figures above are not subject to deductions for Social Security or other offset amounts.

TENNANT COMPANY EXCESS BENEFIT PLAN

     An Excess Benefit Plan provides additional retirement benefits for highly compensated employees participating in the Tennant Company Profit Sharing and Employee Stock Ownership Plan or the Retirement Plan. Employees participating in the Excess Benefit Plan will receive a retirement benefit equal to the additional benefits which would have been provided under the Retirement Plan if
(a) the limitations imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code were not applicable, and (b) management bonuses were included in certified earnings for the year in which they were earned, and (c) deferred salary increases were included in certified earnings for the plan year in which such amounts would have been paid in the absence of the deferral. Employees participating in the Excess Benefit Plan also receive cash payments of amounts which would have been contributed by the Company to the Tennant Company Profit Sharing and Employee Stock Ownership Plan as Profit Related Retirement Contributions or Matching Contributions if various limitations imposed by the Internal Revenue Code were not applicable.

                          COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return over the same period on the following indexes:

     -    Overall Stock Market Performance (Media General Composite Index)

     - Industry Index (Media General Industry Groups Index 62 - Industrial Goods, Manufacturing)

     This assumes an investment of $100 in the Company's Common Stock, the Media General Composite Index and the Media General Industry Index on December 31, 1994, with reinvestment of all dividends.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     ASSUMES $100 INVESTED ON DECEMBER 31, 1994, WITH DIVIDENDS REINVESTED.

[GRAPH]


     --------------------------------------------- ----------- ------------ ----------- ----------- ----------- ------------
                                                    12/31/94    12/31/95     12/31/96    12/31/97    12/31/98    12/31/99
     --------------------------------------------- ----------- ------------ ----------- ----------- ----------- ------------
     Tennant Company                                   100.00       101.66      120.44      162.91      183.13       152.80
     --------------------------------------------- ----------- ------------ ----------- ----------- ----------- ------------

     Overall Stock Market                              100.00       129.66      156.58      203.33      248.56       303.21
     Performance Index (Media General)
     --------------------------------------------- ----------- ------------ ----------- ----------- ----------- ------------

     Industry Index (Media General)                    100.00       117.75      138.36      165.24      142.58       157.48
     --------------------------------------------- ----------- ------------ ----------- ----------- ----------- ------------

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors and executive officers are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's directors and executive officers, all
Section 16(a) filing requirements were met for the year ended December 31, 1999, except as follows: a late filing made on behalf of Richard Adams reporting a sale of indirect holdings as co-trustee; a late filing made on behalf of Janet Dolan reporting a 1998 stock option grant; and a late filing made on behalf of Thomas Vander Bie reporting a sale of indirect holdings. All late reports were promptly filed upon discovery of the oversight.

                             APPOINTMENT OF AUDITORS

     At the meeting, a vote will be taken on a proposal to ratify the appointment of KPMG LLP as independent auditors of the Company for the year ending December 31, 2000. KPMG LLP are independent accountants and auditors who have audited the accounts of the Company annually since 1954. The Company has been advised that a representative of the firm will attend the shareholders' meeting. The representative will be available to respond to appropriate questions and will be given the opportunity to make a statement if the firm desires to do so.

                              SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the year 2001 Annual Meeting should be sent to the Secretary of the Company at 701 North Lilac Drive, P.O. Box 1452, Minneapolis, Minnesota 55440, and must be received on or before December 3, 2000, to be eligible for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting. If notice of any other shareholder proposal intended to be presented at the year 2001 Annual Meeting but not intended to be included in the Company's Proxy Statement and form of Proxy for such meeting is not received by the Company on or before February 4, 2001, the Proxy solicited by the Board of Directors of the Company for use in connection with that meeting may confer authority on the Proxies named to vote in their discretion on such proposal without any discussion in the Company's Proxy Statement for that meeting of either the proposal or how such Proxies intend to exercise their voting discretion.

     See "Directors--Election of Directors" with regard to certain requirements for nomination of persons for election as directors.

                                  OTHER MATTERS

     So far as the management is aware, no matters other than those described in this Proxy Statement will be acted upon at the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the same in accordance with their judgment on such other matters.

March 31, 2000                            By Order of the Board of Directors
                                                 James J. Seifert, Secretary

                                        TENNANT COMPANY
                              [LOGO]    701 NORTH LILAC DRIVE
                                        P.O. BOX 1452
                              PROXY     MINNEAPOLIS, MN
                                        55440




-------------------------------------------------------------------------------
          TENNANT COMPANY
[LOGO]    701 NORTH LILAC DRIVE
          P.O. BOX 1452
          MINNEAPOLIS, MN 55440                                           PROXY
-------------------------------------------------------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Janet M. Dolan, David C. Cox, and Andrew P. Czajkowski, and each of them, as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them or any of them to represent and to vote, as designated below, all the shares of Common Stock of Tennant Company held of record by the undersigned on March 6, 2000, at the Annual Meeting of Shareholders to be held on May 4, 2000, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

Furthermore, if I am a participant in the Tennant Company Profit Sharing and Employee Stock Ownership Plan, I hereby instruct U.S. Bank National Association, as Trustee of the Tennant Company Profit Sharing and Employee Stock Ownership Plan, to "vote," in the manner specified in the Plan, at the Annual Meeting of the Shareholders of Tennant Company (the "Company") to be held on May 4, 2000, and at any and all adjournments of said meeting, all shares of Common Stock of the Company held in the Plan with respect to which I have authority to direct voting.

I understand that if I complete this card and return it to the Trustee by April 14, 2000, the Trustee will vote, in accordance with my instructions, the shares of the Company's Common Stock allocated to my account under the Plan. The Trustee is hereby instructed to vote as indicated below on the following proposals which are more fully described in the Company's Notice of Annual Meeting of Shareholders and Proxy Statement dated March 31, 2000.

THESE INSTRUCTIONS, WHEN PROPERLY EXECUTED, WILL BE FOLLOWED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PARTICIPANT. IF NO DIRECTION IS MADE, THE TRUSTEE IS INTRUCTED TO VOTE FOR ALL PROPOSALS.

The undersigned understands that, in accordance with the terms of the Plan, these instructions shall be held in the strictest confidence by the Trustee and shall not be divulged or released to any person, including officers or employees of Tennant Company.

                        SEE REVERSE FOR VOTING INSTRUCTIONS.

                                                                 ---------------
                                                                 COMPANY #
                                                                 CONTROL #
                                                                 ---------------

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK***EASY***IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. on May 3, 2000.
- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
-    Follow the simple instructions the Voice provides you.

VOTE BY INTERNET -- http://www.eproxy.com/tant/ -- QUICK***EASY***IMMEDIATE
- Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. on May 3, 2000.
- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Tennant Company, c/o Shareowner Services,-SM- P.O. Box 64873, St. Paul, MN 55164-0873.

           IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD
                                  PLEASE DETACH HERE

1.   TO ELECT DIRECTORS:      01 David C. Cox         03 Edwin L. Russell
                              02 William I. Miller

     / / FOR all nominees          / /  WITHHOLD AUTHORITY
        (except as marked)              To vote for all nominees

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

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If elected, the nominees will serve for a term of three years.

2. TO RATIFY THE APPOINTMENT OF KPMG LLP as the independent public accountants of the corporation.

          / /  For            / / Against         / / Abstain

3. IN THEIR DISCRETION, the Proxies, the Trustee or the Trustee's representative is authorized to vote upon such other business as may properly come before the meeting.

Address Change? Mark Box / /
Indicate changes below:




                                                 Date                     , 2000
                                                      -------------------


                                                  -----------------------------

                                                  -----------------------------

                                                  Signature(s) in Box
                                                  Please sign exactly as name
                                                  appears to the left.